[NEVILLE RUSSELL LETTTERHEAD]


June 19, 1998


Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.,
Washington, D.C. 20549
U.S.A.

        Re:   VDC Corporation Ltd. (the "Company")
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Dear Sirs,

Please accept this letter as a supplement to our May 21, 1998 correspondence to your attention regarding the above-noted Company. We are writing in respect of the above-noted Company's Amendment to its Current Report on Form 8-K dated May 21, 1998, which is being filed pursuant to Item 4 respecting changes in registrant's certifying accountant.

In respect of the interim period from June 30, 1997 (the end of the Company's most recent fiscal year) to May 21, 1998 (the date of our dismissal as the Company's certifying accountants) there were no disagreements between the Company's management and our firm as to any matters relative to accounting principles and practices, financial statement disclosure or auditing scope and procedure and there are no reportable events.

We understand that the Company will file this letter with the Securities and Exchange Commission as an Exhibit to its Amendment to its Current Report on Form 8-K, dated May 21, 1998.

Yours faithfully,

/s/ Neville Russell
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NEVILLE RUSSELL